Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

CORPORATE PARTICIPANTS

Hu Xiaoming, Chairman, Chief Executive Officer

Henry Wang, Chief Financial Officer

Kewa Luo, Manager, Investor Relations

CONFERENCE CALL PARTICIPANTS

Mark Kahnau, TA&P

Frank Blatterman, private investor

Tony Giblin, private investor

Harold Gaboury, private investor

Walter Hill, Carty & Co.

Ted Schwartz, TAS Associates

Arthur Porcari, Corporate Strategies Inc.

Karl Scherer, private investor

PRESENTATION

Operator:

Greetings and welcome to the Kandi Technologies Fourth Quarter 2015 Financial Results Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Ms. Kewa Luo, Investor Relations for Kandi Technologies. Thank you, you may begin.

Kewa Luo:

Thank you, Operator. Hello everyone and welcome to Kandi Technologies Group’s fourth quarter and full year 2015 earnings conference call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com.

With us today are Kandi’s Founder, Chairman and Chief Executive Officer, Mr. Hu Xiaoming, and Chief Financial Officer, Mr. Henry Wang. Both will deliver prepared remarks followed by a question-and-answer session.

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussions today will contain forward-looking statements made under the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, and in other documents filed with the US Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law.

As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s investor relations website.

I will now turn the call over to Kandi Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Good morning to those in the US and good evening to those participants in Asia. Thank you for joining our fourth quarter 2015 earnings conference call. Today we will discuss our financial results, recent developments, and conclude with our outlook for the first quarter and full year 2016.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In the fourth quarter, we achieved another sales record for EV parts and EV products. Our Q4 EV parts sales increased 51.6% year-over-year; meanwhile, the JV company made significant progress by selling 5,626 EV products through the distribution channel under its direct sales program, which is an increase of 87.3% compared with 3,004 EV products sold through the program during the third quarter together with 6,474 EV products sold to the micro public transportation program. A total of 12,100 EV products were sold during the fourth quarter.

For the full year 2015, a total of 24,220 EV products were sold, a 121.5% increase compared with 2014, including 14,947 EVs sold to the MPT program and 9,273 EVs sold through the direct distribution channel. As the JV company becomes the top seller for pure EV products in China, we are proud of our outstanding performance in 2015.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

K17 was named China’s 2015 Pure Electric Passenger Vehicle of the Year at the Sixth Global New Energy Vehicle Conference, which is a prestigious recognition of Kandi’s EV products in technology. In 2015, K17 was sold for 1,945 units. We are very confident in the continuation of this strong sales performance in 2016 for K17.

Hu Xiaoming:

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

(Chinese spoken)

Kewa Luo:

Currently China’s government is conducting an industry-wide investigation concerning the new energy vehicle subsidy. We welcome the investigation and attention from the government, which we believe will help the healthy development of the EV industry while benefiting scaled EV manufacturers like Kandi in the long run. Meanwhile, China’s central government has extended its continued support and confidence in developing the new energy vehicle, or NEV industry by enacting additional policies, including reducing traffic controls and purchase quotas on NEVs, encouraging government purchases, and promoting EV car share programs. We are confident that through the rapid expansion of our micro public transportation program and the strong performance of the direct sales program through the distribution channel, both of which are our unique growth engines, Kandi will continue to lead the growth of China’s EV industry in 2016 and beyond.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Starting from January 1, 2016, one criteria for the NEV subsidy is that highest speed must meet 100 kilometers per hour, and the Ministry of Industry and Information Technology of China, or the MIIT, announced a new list of qualified EV models to receive the national subsidy. However, the National Tax Bureau doesn’t release the list for purchase tax exemption accordingly. As such, sales for EV manufacturers, including our JV company, have been significantly delayed in the first quarter of 2016. That being said, we believe this issue is temporary and will be resolved soon, and it will not impact the JV company sales for the whole year. We expect the JV company to achieve 35,000 or more in EV product sales in 2016, which represents at least a 44.5% year-over-year growth from 2015.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In 2015, we continued our devotion in new technology development for EV products such as dual mode driving technology, speed upgrades, driving range enhancements, and cloud-sharing technology on driving habit data. Overall in 2016, I also brought up the research topic to apply wireless charging technology on electric vehicles. We have teamed up with research experts from Tsinghua University and Suzhou University and have made encouraging progress on this project. We believe this technology may contribute to a revolution in the future development of electric vehicles. We will continue to invest in research and development throughout 2016, which will enhance our industry leadership position in pure EV technology.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Now, I would like to turn the call to our Chief Financial Officer, Mr. Henry Wang to give you more details on our financial highlights.

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Henry Wang:

Thank you, Mr. Hu, and hello to everyone on the call. Now, I’d like to provide a brief overview of our financial results from the fourth quarter and the full year 2015. Please note that all numbers I will discuss today are in US dollars unless otherwise noted.

First, let me walk you through fourth quarter financial results. Total net revenues for the fourth quarter were $58.8 million, an increase of 11.2%  from $52.9 million for the same quarter of last year. The increase in revenues was mainly due to an increase in EV parts sales, with battery sales accounting for the majority of the EV parts sales. EV parts sales were about $57.5 million for the fourth quarter of 2015 or 97.7% of our total net revenues, an increase of $19.6 million or 51.6% compared with the same quarter of last year. Please note that under the JV agreement, our EV products manufacturing business was gradually transferred to the JV company, which was completed at the end of 2014. Kandi is now primarily responsible for supplying the JV company with EV parts while the JV company is primarily responsible for the production of EV products. As such, we no longer report any EV product sales.

Our cost of goods sold was $50.4 million during the fourth quarter, an increase of 7% from $47.1 million in the same quarter of 2014. This increase was mainly due to the increase in corresponding sales.

Gross profit for the fourth quarter was $8.4 million, an increase of 45.2% from $5.8 million for the same quarter of last year. Gross margin increased to 14.4% in the fourth quarter from 11% in the same period of last year. Margin improvement was mainly due to the effective cost control and scaled production for EV parts.

Total operating expenses in the fourth quarter were $13.9 million compared with $2.8 million in the same quarter of 2015. The increase in total operating expenses was due to a $7.8 million increase in the stock-compensation expenses and a $1.3 million increase in the research and development expenses. Net income was $0.8 million in the fourth quarter compared with $1.7 million in the same quarter of last year. The net income decrease was heavily impacted by higher stock compensation expenses and the change of the fair value of financial derivatives, which together were $10.8 million more in the fourth quarter in 2015 than in the fourth quarter of 2014.

Non-GAAP net income in the fourth quarter was $13.9 million, a 250.9% increase from $4 million in the same quarter of 2014. The increase was mainly due to the revenue growth, margin improvement, and the increased net income contribution from the JV company.

Now, let me talk about the full-year 2015 financial results. Total net revenues in 2015 were $201.1 million, an increase of 18.1% from $170.2 million in 2014. The increase in revenue was mainly due to the increase in the EV parts sales during 2015, with battery sales accounting for the majority of the EV parts sales. EV parts sales were about $196.1 million in 2015, or 97.5% of total net revenues, an increase of $79.6 million or 68.4% compared with 2014. For the same reason described previously, we no longer report any EV product sales.

Our cost of goods sold in 2015 was $172.6 million, an increase of 17.6% from $146.8 million in 2014. This increase was mainly due to the increase in the related sales. Gross profit in 2015 was $28.4 million, an increase of 21.4% from $23.4 million in 2014. Gross margin in 2015 increased to 14.1% from 13.7% in 2014. Margin improvement was mainly due to effective cost control and scaled production for EV parts.

Total operating expenses in 2015 were $32.4 million, an increase of $14.2 million from $18.2 million during last year. Total operating expenses included $22.4 million in expenses for common stock awards and stock options for employees compared with $18.5 million in 2014. Excluding stock awards costs, our operating expenses in 2015 were $10 million compared with $9.7 million in 2014, which is only a 3.1% increase.

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Net income in 2015 was $14.7 million compared with $12.3 million in 2014. The increase in net income was mainly due to the revenue boost and the margin improvement increase in net income contribution from the JV company, and the gain from the financial derivatives offset by the increase from the stock compensation expenses.

Non-GAAP net income in 2015 was $28.5 million, a 100.9% increase from $14.2 million in 2014. The increase in non-GAAP net income was mainly due to the revenue growth and the margin improvement and increase in net income contribution from the JV company.

Let me touch on the JV financials now. For the full year 2015, the JV company’s net sales were $362.7 million. Gross profit was $59.6 million, and the net profit was $23.3 million. Gross margin in 2015 was 16.4% compared with 19.4% in 2014. The margin decrease in 2015 was mainly due product price declines and a lower selling price to a strategic partner during the year. We accounted for our investments in the JV company under the equity method of accounting as we have a 50% ownership in the JV company. As a result, we recorded 50% of the JV company’s profits for $11.7 million for the full year 2015. After eliminating the intra-entity profits and the losses, our share of the after-tax profit of the JV company was $11.8 million for the full year 2015.

Next, I will review the Company’s cash flow. In 2015, cash used in operating activities was $3.1 million compared with the cash used by operating activities of $7.5 million in 2014. The major operating activities that provided cash for 2015 were net income of $14.7 million and a decrease in accounts receivable for $31.8 million. The major operating activities that used cash in 2015 were an increase in accounts receivable of $28.5 million from the JV company and $42.2 million from the service company. Cash used by investing activities in 2015 was $5.9 million as a result of the issuance of notes receivable of $131.9 million, the repayment of notes receivable of $127.2 million, the long-term investment of $1.5 million into the service company, and $1.7 million for the short-term investment. Cash used by financing activities in 2015 was $2.6 million as a result of an increase in restricted cash of $4 million.

Finally, let’s take a look at our guidance. For the first quarter of 2016, Kandi expects net revenues to be in the range of $46 million to $48 million, with gross margin in the range of 13.5% to 14.5% . For the full year 2016, Kandi expects the net revenue to be in the range of $270 million to $300 million. The Company also expects the JV company to deliver a total of 35,000 or more EV products in the year 2016. This outlook reflects Kandi’s current view, which is subject to change.

This concludes my prepared remarks for the fourth quarter and full year 2015. Operator, now the Management Team is ready to take some questions, please. (Chinese spoken)

Operator:

Thank you. At this time, we’ll be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you’d like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star key. One moment, please, while we poll for questions.

Thank you. Our first question comes from the line of Mark Kahnau of TA&P. Please proceed with your question.

Mark Kahnau:

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Yes, hello. Good evening everybody. On March 8—first, congratulations on this terrific quarter to Kandi Management and the whole Team. It’s really astonishing how you’re working. On March 8, one of China’s largest automaker, state-owned BAIC, announced that it was planning to bring RMB 3 billion China Stock Exchange IPO for its EV subsidiary. Media reported they will be offering around a 25% stake to the public which, if successful, would create an immediate 1.8 billion market cap on the company that has produced less than half the number of total EVs since 2013 that Kandi’s JV has. Since Kandi has already given notice of its intention to bring the JV public through its soon own IPO, with this recent 2015 annual financial filing, it would appear that the two-year audit requirement for the JV Shanghai SE

IPO has been met.

Now, my question is while it is well known that mainland IPOs take a considerable time to filter through the registration process, do you expect the recently announced fast track program for IPOs could still allow for an IPO this year? Also, for the SEC filing, it appears that ZZY may also be preparing an IPO. Any comments on this?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

First of all, thank you for your question. In fact, the Chinese issuer market has not been transformed into a registration system yet, and there is no detailed time frame for the process. At this stage, we are not sure whether the JV company can complete the public listing this year, but the current focus of the JV company is still to achieve great production and sales this year.

With regards to ZZY, as far as I know, they are in the process of an IPO. We wish them a successful listing, so that ZZY has a stronger capital capabilities to implement the MPT program.

Mark Kahnau:

Thanks a lot. Again, great results, and just go on this way. It will be (inaudible). Thank you.

Operator:

Thank you. Our next question comes from the line of Frank Blatterman, private investor. Please proceed with your question.

Frank Blatterman:

Well, thank you. I have two major questions regarding the new K17 Cyclone and the A12 Urban Beauty. First of all, congratulations on having a new high tech Kandi K17 Cyclone receiving the 2015 award for the New Passenger Car of the Year, but I’m sure it was a major frustration for the government to suddenly raise the top speed requirements for subsidies from 80 kilometers per hour to 100 kilometers per hour in 2016 and forward.

So, my first question, since the K17 top speed had been 86 kilometers per hour, is this a relatively easy upgrade of the motor, batteries and controller, or due to space considerations require a more extensive redesign? How long do you expect it will take for the upgrade to begin and the major rollout of the high speed version to start? Lastly, can you give us your expectation of K17 sales for this year?

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Of course the speed upgrade requires more advanced technology and more investment, which isn’t very easy. However, we have completed the speed upgrade for K17 in 2015, and we’ve already received approvals from MIIT, which you can find our car model in such list. We expect to sell approximately 20,000 K17s in 2016.

Frank Blatterman:

Well, thank you. The second part of my question, while the Company has not yet announced the official opening of its new 100,000 capacity EV assembly facility in Rugao, the China media has had several articles with pictures and videos of this new robotic facility in test production for the new K12 Urban Beauty. While the full specs have not been released on the K12 due to its small size and planned urban use, I’ve got to make the assumption that it was not originally designed for the new requirements of 100 kilometer per hour top speed. If this assumption is true, as is the case of the K17, how long do you expect it to be before it will be ready for full production and sales?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The model K12 was originally developed based on the speed requirements of exceeding 100 kilometers per hour, and this car has already received approval from MIIT. This car will be ready for sales starting in the second quarter.

Frank Blatterman:

Okay, thank you very much, and congratulations on an excellent year.

Kewa Luo:

Thank you, Frank.

Operator:

Thank you. Ladies and gentlemen, as a reminder, it is star, one to ask a question at this time. Our next question comes from the line of Tony Giblin with—I’m sorry, private investor. Please proceed with your question.

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Tony Giblin:

Good morning. My question is as follows. Last year, it was announced by the national government that a new round of limited EV-only licenses would be awarded to qualified people to make and sell EVs directly. At the last conference call, it was reported that Kandi had applied for one of these licenses. Can you give us an update on what Kandi’s thoughts are on getting this new license?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The application is in the process. We have been doing our best. We will update the market when there is any progress, but it’s noteworthy that so far there hasn’t been any new manufacturers receiving the license, so it’s hard to say when but we will update the market as soon as we have made any progress .

Tony Giblin:

Okay, thank you very much.

Kewa Luo:

Thank you.

Operator:

Thank you. Our next question comes from the line of Harold Gaboury, private investor. Please proceed with your question.

Harold Gaboury:

Hello. Currently, the Company and the JV have three assembly production facilities, each with 100,000 EV capacity. Recently, it was announced that a fourth similar sized facility in Haikou has broken ground with completion expected next year. Can you tell us the Company view as to how long this 400,000 capacity should be sufficient before further capacity expansion will be needed? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

It depends on the market growth. We believe once the construction of the Haikou facility is completed, our total capacity can satisfy the market demand till 2020, and there is also too many reasons for us to be prepared. One is for the future sales in EV, we expect there will be enormous growth in the EV products, so we have this prepared for the sales. The second reason is Hainan is probably the first province that will be banning the non-electric vehicles, so we believe there will be potential for us to have a facility in that location.

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Harold Gaboury:

Thank you. Thank you very much.

Kewa Luo:

Thank you.

Operator:

Thank you. Our next question comes from Walter Hill with Carty & Company. Please proceed with your question.

Walter Hill:

Last August, a federal subsidy check was received by the JV for approximately US$60 million for about 6,000 EVs sold in the first half of 2015, which probably included a small advance. I assume the next check for the EVs sold in the second half of 2015 may be some additional small advance. It appears the JV sold triple the amount of EVs in the second half over the first. Could the subsidy check for the second half be as much as $150 million, and when would you expect that this would be paid?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The subsidy payment we received in August last year was the payment in advance, and the rest of the subsidy for 2015 will be paid after the government finishes the process of subsidy verification and allocation. The payment schedule is depending on the processing time. Typically this should arrive around March or April, but due to the investigation the government is conducting regarding improper behavior from some EV manufacturers. So, we think it’s going to cause some delays. But, we still anticipate the payment to be delivered by the end of the first half this year.

Walter Hill:

But do they think that it could be as much as $150 million?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

So, the plan is to pay in advance RMB 360 million, and per vehicle the subsidy payment is RMB 45,000, for about 24,000 vehicles we sold last year, the total subsidy amount is about RMB 1.08 billion, which should be around that number.

Walter Hill:

Thank you.

Operator:

Thank you. Ladies and gentlemen, as a reminder, it is star, one to ask a question. Our next question comes from the line of Ted Schwartz with TAS Associates. Please proceed with your question.

Ted Schwartz:

Yes, thank you. Congratulations on a good year. My quick question is a year ago, it was mentioned on a conference call that Kandi was working with Tianning Power to co-develop a new generation battery. Can you tell us the status of the new battery?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

What Kandi and Tianning Power have been co-developing is the ternary lithium battery, which has already been utilized in electric vehicles. This new generation battery will help advancing the speed, driving range, powertrain for our electric vehicle models. Out of the over 20,000 EVs last year we have sold, approximately half of those are using this new generation battery.

Ted Schwartz:

Oh, very good. Thank you very much.

Kewa Luo:

Thank you, Ted.

Operator:

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Thank you. Our next question comes from the line of Arthur Porcari with Corporate Strategies Inc. Please proceed with your question.

Arthur Porcari:

Thank you. Great job, particularly since you significantly beat your unit sales and guidance, both quarterly and for the year. I’ve got a couple of questions. In 2015, all Q1 EV sales in China started very slow with some 7,600 EVs to include hybrids sold from all manufacturers. Though Kandi sold only 200 in these two months, it ended the first quarter with a 20% share, I think, with 1,600 EVs. For full year 2015, all China EV sales grew to number one in the world with some 250,000 total units, including hybrids, with Kandi taking the top spot in pure EVs with the reported 24,000 and change that we reported, and number two only to BYD, which was mainly hybrids. This is an amazing performance by the JV for a two-year start-up, particularly considering all the rest of the manufacturers are old-line automakers. From reports out of China, though, total EV sales in January and February ’16 were down over 75% from December, with effectively no production reported by the China media for Kandi or other micro mini-EV makers due to, I assume, the upgrade to 100 kilometers to get the new subsidies.

So, my question - industry overall, is this industry-wide slowdown start of the year pattern for two years in a row to be expected in future years? Additionally, has the JV now completed all upgrades necessary on all the current models, and have all the cities that Kandi is currently operating in have put their new subsidy programs in place? I’ll repeat that if I need to, Kewa.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This pattern will most likely be expected in the future years because there are special situations in the first quarter in China due to the lunar new year. But, weakness in January and February of this year are mainly related to the new list of qualified EV models issued by the Ministry of Industry and Information Technology of China on the first day of this year. All EV models need to meet the requirements of top speed of 100 kilometers per hour in order to receive the national subsidy. This new list overrules the right to receive the national subsidy for all the EV models that were included in the previously announced list. Meanwhile, an updated list of qualified EV models to receive purchase tax exemption in 2016 is still forthcoming from the State Administration of Taxation. That’s why the sales for EV manufacturers, including our JV company, have been significantly delayed in the first quarter of 2016.

Additionally, again, China’s lunar new year is in the first quarter and will typically impact at least a two-week long period. The first quarter is also the prime period when the government and related departments work on their EV development plan and details for this year. As a result, EV sales in the first half are usually slower than the second half of the year when the execution of the plans is usually pushed harder.

Arthur Porcari:

Okay, thank you. Just another couple of quickies here. I just happened to hear him say you expect to do 20,000 K17s in 2016, but he’s only giving guidance of about 35,000 or more for the full year. Will the K17 become an integral part of the MPT program or do you expect a slowdown in overall MPT expansion, and what is the sales price for the new K17?

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The model K17 is the new car with more advanced technology, and the K12 also is the new car that we’re going to be launching, so these two cars are the main products we are going to be marketing for. As a result, K10 and K11 will be less—less compared to K17 and K12.

In terms of the price, K17 will be approximately RMB 10,000 more than K11, and the K12 will be just about a couple thousand RMB more compared to K10.

Arthur Porcari:

Okay, well good. So effectively, then, that 35,000 that he’s estimated for the year revenue-wise will be almost the equivalent of 50,000 or 60,000 of the prices we were getting from the K10 and K11, I would then assume. Is that correct?

Kewa Luo:

Fifty thousand--?

Arthur Porcari:

Let me try that one more time. If you’re getting 10,000 more for the K17, then that’s almost equivalent to 50% of what we were getting for a K10 or K11. So, the equivalent of 35,000, assuming it’s the low end of the guidance there at 35,000, would still probably represent a double in revenues for the JV. Is that correct? As compared to 24,000 cars last year?

Kewa Luo:

Twenty-four thousand? Are you asking since the selling price of K17 is 10,000 more than K11, so for the 35,000 EVs that forecast in 2015, that will be--

Arthur Porcari:

Hypothetically, if you were getting 20,000 for, let’s say, a K10 or a K11, and now you’re going to get 30,000 for a K17 and that’s going to be the mainstay for the future of the Company here for this year, since the number of cars have increased from 24,000 to at least 35,000 and it’s at a much higher price, therefore what I’m asking is, is it fair to assume the JV’s numbers should double on a revenue basis for the year?

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Kewa Luo:

Oh, okay. Okay.

Arthur Porcari:

I think that’s the basic math, anyway.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. Mr. Hu was saying that probably won’t be double of last year’s revenue, so to be very conservatively saying we’ll be 50% more in the dollar amount.

Arthur Porcari:

Okay, well thank you very much; and again, great year and looking forward to even a greater year this year. Thank you.

Kewa Luo:

Thank you.

Operator:

Thank you. Our next question comes from the line of Karl Scherer, private investor. Please proceed with your question.

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Karl Scherer:

Good day, and congratulations first of all for an outstanding performance, executing and surpassing your business plan. My question is adding on to the recent question of Mark Kahnau. In your recent interview, you mentioned that Mr. Hu and Mr. Li Shufu have bought 13% of the shares of ZZY each, which were valued at $100 million each, thus giving ZZY an approximate evaluation of about $1 billion. Thus, Kandi’s 9% interest in ZZY should be valued at about US$90 million. How is this accounted for?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Karl, are you asking 13% equals US$100 million, right?

Karl Scherer:

Yes, that’s what I read in the interview.

Kewa Luo:

And that’s based on the $1 billion valuation, US$1 billion valuation of the total company, correct?

Karl Scherer:

Yes, exactly.

Kewa Luo:

Mr. Hu is saying that calculation is not correct. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Due to the fact that the ZZY is still in the planning stage of doing an IPO, so I cannot comment on the valuation about how it will be calculated. But what I can disclose is that I personally own 13% and the Company, Kandi owns 9.5%, so as for now, I cannot comment on others. We have to wait until ZZY to become listed to disclose more details on the valuation.

Karl Scherer:

Okay, thank you. Could I add on another question?

Kewa Luo:

Sure.

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Karl Scherer:

Mr. Hu mentioned earlier that you’re actively looking for solutions for wireless charging, and I remember that he addressed that also in his keynote speech, which was the opening address at the recent Electric Vehicles Conference in China. How far along is this, and do you have a projection into the future when this technology will be ready to be implemented?

Kewa Luo:

What kind of technology, in Kandi or--?

Karl Scherer:

The wireless charging for batteries of electric vehicles.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

During my speech, what I really stated is actually a friendly reminder to the government and industry experts that there might be a potential risk in a big parking garage or a parking lot in the event of getting on fire, then it will cause a big disaster there. That was just my reminder to the industry. Bring up this potential issue to the government and the industry will help us to find the solution to avoid the risk in the future.

Karl Scherer:

Excellent, and do you envision that wireless charging of batteries via induction fields is the approach to go for this solution?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I believe the wireless charging will be the solution to provide the safety and efficiency.

Karl Scherer:

Thank you so much.

Kewa Luo:

Kandi Technologies– Fourth Quarter 2015 Financial Results, March 14, 2016

Thank you.

Operator:

Thank you. Ladies and gentlemen, thank you for your questions. This does mark the end of our time allowed for questions. I’ll turn the floor back to Management for any final or concluding remarks.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Well, I’d like to thank you for all your time to participate, and especially those who asked questions. I have tried my best to answer all your questions, but if there is anything that I haven’t answered or not accurate, I will welcome you to contact us in the future. Thank you, ladies and gentlemen, for attending our 2015 full-year earnings call. In closing, allow me to represent the Board of Directors and the Management Team at Kandi Technologies Group to affirm our commitment. We will continue to work diligently to maximize shareholder value by focusing on growing our EV business strategically while delivering strong operational results.

Thank you very much for your support in Kandi in 2015. We look forward to talking with you next quarter. If you have any additional questions and concerns, please don’t hesitate to contact our Investor Relations department. Goodbye.

Operator:

Thank you. This concludes today’s teleconference. You may disconnect your lines at this time. Thank you for your participation.